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                                  EXHIBIT 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS



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                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A (File No. 33-69724) of MMA Praxis Mutual Funds of our reports dated February 14, 1997 on our audits of the financial statements and financial highlights of MMA Praxis Mutual Funds (comprising the Intermediate Income Fund and the Growth Fund) as of December 31, 1996 and for the periods then ended. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Auditors" in the prospectus and under the captions "Auditors" and "Financial Statements" in the Statement of Additional Information relating to MMA Praxis Mutual Funds in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A (File No. 33-69724).


                                                     COOPERS & LYBRAND L.L.P.

Columbus, Ohio
March 31, 1997